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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-35969) and the related Prospectus, in the Registration Statements (Form S-8 No. 33-99586 and Form S-8 No. 333-45561) pertaining to the 1995 Equity Incentive Plan, Stock Options Issued Outside the 1995 Equity Incentive Plan, 1995 Employee Stock Purchase Plan, and the 1995 Non-Employee Directors' Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-33451) pertaining to the Options assumed by DataWorks Corporation originally granted under the Interactive Group, Inc. 1995 Stock Option Plan and 1997 Nonstatutory Stock Option Plan (the "Interactive Plans") and outside the Interactive Plans, of DataWorks Corporation of our report dated January 26, 1998, with respect to the consolidated financial statements of DataWorks Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


San Diego, California
March 27, 1998